EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the December 16, 1993 Registration Statement on Form S-8 (Registration No. 33-73018) and in the July 9, 1996 Registration Statement on Form S-8 (Registration No. 333-07827) of our report, dated November 24, 2004, except for the last paragraph in (i) of Note 9 as to which the date is December 20, 2004, which appears in the annual report on Form 10-K of Todhunter International, Inc. for the year ended September 30, 2004.

/s/ McGladrey & Pullen, LLP

West Palm Beach, Florida
December 20, 2004